Exhibit 99.1

JONES ENERGY PRICES OFFERING OF $450 MILLION OF 9.25% SENIOR SECURED FIRST LIEN NOTES

Austin, TX — February 12, 2018 — Jones Energy Holdings, LLC (“JEH”) and Jones Energy Finance Corp. (“JEFC” and, together with JEH, the “Issuers”), both subsidiaries of Jones Energy, Inc. (NYSE: JONE) (“Jones Energy” or the “Company”), announced today that they have priced an offering of $450 million in aggregate principal amount of 9.25% senior secured first lien notes due 2023 (the “First Lien Notes”) at an offering price equal to 97.526% of par. The First Lien Notes will be senior secured first lien obligations of the Issuers and will be guaranteed on a senior secured first lien basis by Jones Energy and each of the Issuers’ existing and future restricted subsidiaries.

The offering is expected to close February 14, 2018, subject to satisfaction of customary closing conditions. The Company intends to use net proceeds from the offering to repay all but $25 million of the outstanding borrowings under JEH’s existing senior secured revolving credit facility (the “Existing Revolver”), to fund drilling and completion activities, and for other general corporate purposes, which may include limited repurchases of the Issuers’ existing 6.75% senior notes due 2022 and 9.25% senior notes due 2023 (the “Existing Notes”). In connection with the closing of the offering, JEH intends to amend and restate the Existing Revolver to, among other things, (i) reduce the borrowing base from the current $350 million to $50 million, (ii) suspend testing of our senior secured leverage ratio until March 31, 2019 and (iii) suspend certain covenants indefinitely, including the financial maintenance covenants.

The securities have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), any state securities laws or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from registration. Accordingly, the securities are being offered and sold only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act and outside the United States in reliance on Regulation S under the Securities Act.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Jones Energy

Jones Energy, Inc. is an independent oil and natural gas company engaged in the development and acquisition of oil and natural gas properties in the Anadarko basin of Texas and Oklahoma.  Additional information about Jones Energy may be found on the Company’s website at: www.jonesenergy.com.

Investor Contact

Page Portas, 512-493-4834

Investor Relations Associate

Or

Robert Brooks, 512-328-2953

Executive Vice President & CFO

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements.  Without limiting the generality of the foregoing, such forward-looking statements include statements regarding the intention to issue the First Lien Notes, to use offering proceeds to repay borrowings under the Existing Revolver, to fund drilling and completion activities, and for other general corporate purposes, which may include limited repurchases of the Existing Notes, to amend and restate the Existing Revolver, and to pay related fees and expenses of the notes offering. These statements are based on certain assumptions made by the Company and Issuers based on management’s experience and perception of historical trends, current economic and market conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company and Issuers, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made and the Company and Issuers undertake no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.